Exhibit 10.11

FORBEARANCE AND FIRST AMENDMENT TO LOAN AGREEMENT

DOCUMENTARY AND INTANGIBLE TAXES HAVE BEEN PAID ON AND IN CONNECTION WITH THE ORIGINAL LOAN DOCUMENTS DISCUSSED HEREIN. NO ADDITIONAL FUNDS ARE BEING ADVANCED PURSUANT TO THIS SETTLEMENT AGREEMENT, AND THEREFORE, NO ADDITIONAL DOCUMENTARY OR INTANGIBLE TAXES ARE DUE IN CONNECTION HEREWITH.

THIS FORBEARANCE AND FIRST AMENDMENT TO LOAN AGREEMENT (the “Forbearance Agreement”) is made and entered into as of the 22nd day of December, 2011 by and among Cornerstone Operating Partnership, LP, a Delaware limited partnership (“Lender”), Servant Investments, LLC, a Florida limited liability company (“SI”), Servant Healthcare Investments, LLC a Florida limited liability company (“SHI”) SpringLake Healthcare Capital, LLC, a Florida limited liability company (“SpringLake”), and John Mark Ramsey, Scott Larche, and Kevin Thomas each an individual residing in the State of Florida (collectively the “Principals”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Loan Agreements (defined below).

RECITALS

The Loans

WHEREAS, SHI and Lender are parties to that certain Loan Agreement dated as of May 19, 2008, and the various amendments thereto (as amended, the “SHI Loan Agreement”) pursuant to which Lender advanced credit on a secured basis to SHI (the “SHI Loan”) and which SHI Loan is guaranteed by SI pursuant to the “Guaranty Agreement”;

WHEREAS, SI and Lender are parties to that certain Loan Agreement dated as of May 19, 2008, and the various amendments thereto (as amended, the “SI Loan Agreement” and together with the SHI Loan Agreement, the “Loan Agreements”) pursuant to which Lender advanced credit to SI (the “SI Loan” and together with the SHI Loan the “Loans”);

WHEREAS, the outstanding balance due and owing under the Loans is $9,617,277.77, including principal, interest, fees, costs and any other amounts owing to Lender in connection with the Loans (the “Outstanding Amount”);

Advisory Relationships

WHEREAS, Cornerstone Leveraged Realty Advisors, LLC (“CLRA”) currently serves as the advisor to Cornerstone Healthcare Plus REIT, Inc. (“CHP”) pursuant to that certain advisory agreement initially executed as of September 12, 2007 by and between CLRA and CHP, and subsequently amended by that certain Omnibus Agreement dated July 29, 2011 (the “Omnibus Agreement”) by and among Cornerstone Ventures, Inc. (“CVI”), CIP Leveraged Fund Advisors, LLC (“CLFA”), CLRA, SHI, Terry Roussel, individually (Terry Roussel together with CVI, CLFA and the CLRA, “Cornerstone”), and CHP (the advisory agreement, as amended by the Omnibus Agreement, the “Advisory Agreement”).

WHEREAS, SHI currently serves as the sub-advisor to CHP pursuant to that certain sub-advisory agreement dated as of May 19, 2008 initially entered into by and between CLFA, CLRA and SHI, and subsequently amended and assigned by CLFA and CLRA to CHP pursuant to the Omnibus Agreement (the sub-advisory agreement, as amended by the Omnibus Agreement, the “Sub-Advisory Agreement”);

WHEREAS, SHI currently earns certain fees from CHP pursuant to the Sub-Advisory Agreement, which secure and are the principal source of payment for the SHI Loan;

WHEREAS, CHP has the right to terminate, or to decline to renew the term of, the Advisory Agreement and the Sub-Advisory Agreement, and has indicated its intention to do so in the near future;

WHEREAS, upon CHP’s anticipated termination or non-renewal of the Advisory Agreement and Sub-Advisory Agreement, CHP has indicated that it intends either (i) to convert to an internal management structure by hiring its own employees to perform the advisory and sub-advisory functions that are currently performed by Cornerstone and SHI, or (ii) if the obligations represented by the SHI and SI Loans can be restructured so that SpringLake, an entity organized by the Principals, can be adequately capitalized, to retain SpringLake as the sole advisor to CHP;

WHEREAS, SI has no active advisory relationships or other current sources of income with which to pay the SI Loan and has been in default of its payment obligations since September, 2010.

Economic Terms of Settlement

WHEREAS, Lender has agreed to satisfy and cancel the SI Loan as well as the SI Guaranty of the SHI Loan in their entirety and to amend the SHI Loan by reducing the SHI Note to $1,000,000 and by further requiring SHI to amend its original security agreement set forth in the SHI Loan Agreement to provide additional collateral to Lender in consideration for Lender’s forbearance upon the immediate payment of $1,500,000.00 (the “Payment” to be made jointly by SI and SHI;

WHEREAS, in furtherance of the first amendment to the SHI Loan, SHI has delivered a secured promissory Note (as defined below) in the amount of $1,000,000 in favor of Lender as well as an amended Security Agreement (as defined below) in favor of Lender;

WHEREAS, SHI through the amended Security Agreement has agreed to pledge all of its property (with certain exceptions) as collateral security for the Note;

WHEREAS, the Principals have also agreed to pledge to Lender their respective rights to receive distributions from SpringLake in excess of certain agreed upon amounts as additional collateral security for the Note;

Release

WHEREAS, it is the intention of the parties to this Forbearance Agreement that in consideration of the Lender’s forbearance from exercising its rights and remedies under the Loan Agreements, and in further consideration of the Payment, the Note, Security Agreement, and Hypothecation Agreement all of the disputes between and among Lender, SI, the Principals, and their respective affiliates, subsidiaries, successors and assigns be resolved, dismissed and released in all respects, with the sole exception of their respective duties, responsibilities and obligations hereunder, and that mutual releases be executed.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration granted hereunder, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SpringLake Agreement Approval.

(a) The effectiveness of this Agreement is contingent upon the approval and execution of a new, definitive advisory agreement (the “SpringLake Agreement”) between CHP and SpringLake.

(b) The date upon which the SpringLake Agreement is executed shall be the “Effective Date.”

2. Closing. The consummation of the transactions set forth herein (the “Closing”) will take place at a mutually agreeable date and time not more than two (2) business days after the Effective Date (such date, the “Closing Date”).

3. Settlement Documents. At the Closing, the following provisions will take effect:

(a) SHI and SI shall jointly cause a payment of $1,500,000 in immediately available funds to be made to Lender in accordance with its wire instructions.

(b) SHI will execute and deliver the secured replacement promissory Note attached hereto as Exhibit “A” (the “Note”).

(c) The Principals will execute and deliver the Hypothecation Agreement attached hereto as Exhibit “B”(the “Principals Hypothecation Agreement”).

(d) SHI will execute and deliver the amended Security Agreement attached hereto as Exhibit “C” (the “Security Agreement”). The Note represents the Secured Obligations as that term is defined in the Principals Hypothecation Agreement.

4. Mutual Releases. Except as otherwise stated herein, at the Closing, among other things, Lender, SI, SI’s Affiliates (as hereinafter defined) and the Principals will mutually release one another from all rights, claims and liabilities including, without limitation, those arising under the SI Loan Agreement, and the Guaranty Agreement that existed prior to the Effective Date, but specifically excluding any rights, claims and liabilities arising under the Note, Security Agreement and Principals Hypothecation Agreement, pursuant to Mutual Releases in substantially the form attached hereto as Exhibit D (the “Release” and together with this Forbearance Agreement, the Note, the Security Agreement, and the Principals Hypothecation Agreement the “Forbearance Documents”).

5. Covenants. It is a material inducement to Lender entering into this Forbearance Agreement that SI, SHI, SpringLake and the Principals agree as follows:

(a) So long as any amount is outstanding under the Note, the Principals will, so long as CHP continues to be willing to use an external advisor controlled by the Principals, conduct the business of advising CHP solely through SpringLake provided that, the foregoing shall not prohibit the Principals from becoming employees of CHP;

(b) So long as any amount is outstanding under the Note, SpringLake will not incur any indebtedness for borrowed money without the prior written consent of Lender which consent may be withheld in its sole discretion unless such new indebtedness is limited exclusively to trade payables, equipment financing, and working capital indebtedness not to exceed $25,000 (such permitted debt the “Permitted Indebtedness”);

(c) So long as any amount is outstanding under the Note, SpringLake will not pledge or hypothecate any of its property, including without limitation, the fees and revenues earned by SpringLake under the SpringLake Agreement, to secure any obligation of any person other than Permitted Indebtedness without the prior written consent of Lender, which consent may be withheld in its sole discretion; provided that, in the absence of an Event of Default, fifteen percent (15%) of the Profits Interest (as defined in the Hypothecation Agreement) may be pledged without Lender’s consent.

(d) So long as any amount is outstanding under the Note, the Principals will not pledge or hypothecate either their Membership Units or the Collateral (as defined in the Principals Hypothecation Agreement) without the prior written consent of Lender, which consent may be withheld in its sole discretion.

(e) So long as any amount is outstanding under the Note, the Principals will cause SpringLake to maintain an election to be treated as a partnership or s-corporation for tax purposes.

(f) So long as any amount is outstanding under the Note, SHI will not incur any indebtedness for borrowed money, will not pledge or hypothecate any of its real or personal property to secure any obligation of any person and will not sell, assign, convey or transfer any of its real or personal property to a third party without the prior written consent of Lender, which consent may be withheld in its sole discretion.

(g) All reasonable professional fees, including without limitation, Lender’s attorneys fees and costs, shall be paid in full at Closing or on such other date agreed to by Lender.

6. Additional Settlement Amount. SI agrees that in the event it or any subsidiaries it forms on or after the Effective Date for the general purpose of an operating business, specifically excluding entities formed for the special purpose of owning or investing directly in particular real estate assets, succeed in any substantial portion of their respective businesses (SI and any such subsidiary(ies) hereinafter collectively referred to as the “Additional Amount Obligors”) and earn Adjusted Net Income, as defined below, in excess of $1,000,000.00 during the period beginning on January 1, 2012 and ending on December 31, 2013 (hereinafter referred to as the “Additional Amount Period”), it shall pay an additional amount (the “Additional Amount”) in consideration of the Forbearance Agreement calculated as follows: 50% of the Adjusted Net Income (as hereinafter defined) of all Additional Amount Obligors in excess of $1,000,000.00 earned during the Additional Amount Period; provided, however, that the Additional Amount shall not exceed $2,500,000.00. “Adjusted Net Income” shall mean the sum calculated as net income (as determined in accordance with GAAP) plus (i) interest expenses, (ii) depreciation and amortization, (iii) the amount of any annual compensation above market rates including, without limitation, wages, salary or commissions, taking into account market annual increases made to any person identified on Exhibit E hereto (which Exhibit cannot be altered, modified, or amended without Lender’s prior written consent) and that owns directly or indirectly an equity interest in any Additional Amount Obligor (other than payments to any such Additional Amount Obligor made solely for tax obligations in an amount not exceeding 40% of the taxable income of such Additional Amount Obligor), and (iv) any other non-cash triggered expense; minus (x) any cancellation of debt income, (y) payments any such Additional Amount Obligor made solely for tax obligations in an amount not exceeding 40% of the taxable income of such Additional Amount Obligor, and (z) any other non-cash triggered revenue. SI shall on or prior to March 1 of each year commencing with March 1, 2012 provide a report consisting of the draft financial statements, certified by an officer of SI or the relevant Additional Amount Obligor, of all Additional Amount Obligors and showing the calculation of the Additional Amount. The financial statements shall be audited by an independent auditing firm and provided within 30 days of the date of issuance of such audited financial statements. SI shall or shall cause the relevant Additional Amount Obligor to pay the Additional Amount on or before the provision of each such audited financial report. SI or the Additional Amount Obligor shall have the right, but not the obligation, to pay an estimated Additional Amount prior to December 31 of each year of the Additional Amount Period, and in such event, upon provision of that year’s audited financial reports, the Additional Amount Obligor(s) shall provide Lender with a true-up calculation of the actual Additional Amount to the estimated Additional Amount, and, within 15 calendar days of the provision of such calculation, any shortage shall be paid to and any overage reimbursed by Lender. Lender, at its expense, shall have the right to independently audit the books and records of any Additional Amount Obligor to confirm the calculation of the Additional Amount.

7. Representations and Warranties.

(a) Authorization. Each party hereto represents to each other party hereto that it has the requisite power and authority to enter into and perform this Agreement, and that the execution and performance of this Forbearance Agreement does not violate in any material respect any law applicable to it, or any indenture, agreement or undertaking to which such party is bound.

(b) No Default. The execution and delivery of this Forbearance Agreement, and the consummation of the transactions contemplated hereby by a party hereto do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such party, or conflict with or constitute a default under or result in the creation or imposition of any lien pursuant to the terms of any indenture, instrument or agreement to which such party is bound.

(c) SI, and certain of its officers and directors represent and warrant to Lender that to the best of their knowledge and belief, the balance sheet attached hereto as Exhibit F fairly represents the assets and liabilities of SI as of November 30, 2011.

(d) SHI, and certain of its officers and directors as well as the Principals represent and warrant to Lender that, to the best of their knowledge and belief, the balance sheet attached hereto as Exhibit G fairly represents the assets and liabilities of SHI as of November 30, 2011.

(e) SI, SHI and their Affiliates represent and warrant that, as of the date hereof, no known right of offset, defense, counterclaim, claim, causes of action or objection in favor of SI or SHI against Lender exists arising out of or with respect to the obligations arising under the Loan Agreements, this Forbearance Agreement, or any of the other Forbearance Documents, (ii) any other documents evidencing, securing or in any way relating to the foregoing, or (iii) the administration or funding of the Loans.

(f) SI, SHI and their respective affiliates, subsidiaries, successors and assigns (the “Affiliates”) hereby represent and warrant that the payments made pursuant to this Forbearance Agreement will not be considered fraudulent transfers or voidable preferences as defined by either the United States Bankruptcy Code and/or applicable Florida Statutes, and that the payments made hereunder are not made to hinder, delay or defraud their creditors. SI, SHI and their Affiliates do not intend, by executing and delivering this Forbearance Agreement or any other document contemplated by this Forbearance Agreement, or by entering into any transaction referred to in this Forbearance Agreement, to hinder, delay or defraud any person or entity to whom SI, SHI and their Affiliates are or shall become indebted. SI, SHI and their Affiliates agree that to the extent the Lender has received, or will receive, by virtue of this Forbearance Agreement, “transfers” or “preferences” as such terms are defined by the United States Bankruptcy Code, 11 U.S.C. § 101, et. seq. (the “Bankruptcy Code”), Lender has given new value and reasonably equivalent value in exchange for such transfers. In addition, to the extent Lender has received or will receive, by virtue of this Forbearance Agreement, “transfers” or “preferences”, it is hereby agreed that Lender will not have received more than it would if SI, SHI or their Affiliates were liquidated under Chapter 7 of the Bankruptcy Code.

(g) Notwithstanding the provisions of the preceding paragraphs, in the event SI, SHI, or their Affiliates are deemed liable for fraud or fraud in the inducement in connection with the negotiation and execution of this Forbearance Agreement, and in the event this Forbearance Agreement and any transfers made by SI, SHI, or the Affiliates to Lender hereunder are set aside or voided, as the case may be, in a bankruptcy or other insolvency proceeding, or any other payments or transfers made to Lender on account of the Loans or the Note are avoided, set aside or are otherwise required to be disgorged, the obligations of SI, SHI and their Affiliates under the SI Loan Agreement and the SHI Loan Agreement shall be reinstated, or shall continue to be effective, as the case may be, and shall remain fully enforceable pursuant to such documents and applicable law and shall further constitute the legal, valid, binding and enforceable obligations of SI, SHI, and their Affiliates to Lender. To the extent Lender is required by a Bankruptcy Court to disgorge all or a portion of the payments made under this Forbearance Agreement, then Lender shall have allowed, non-dischargeable secured and unsecured claims against the estate for the amount disgorged plus any unpaid amounts then due and owing under the Note. In the event SI, SHI, or any of their Affiliates become debtors under the Bankruptcy Code and this Forbearance Agreement is either reinstated or assumed as an executory contract pursuant to 11 U.S.C. § 365, SI, SHI, and their Affiliates shall stipulate that Lender’s claims are valid, due and owing and therefore should be allowed in the amount then due and owing under the Note as of the petition date which balance shall include the amount, if any, Lender is required to disgorge. In the event either or both the SI Loan Agreement and the SHI Loan Agreement are reinstated pursuant to paragraph 7(g) hereof, SpringLake and the Principals shall remain obligated to continue to make any and all payments then due and owing to Lender under the Principals Hypothecation Agreement as if the Note and Forbearance Agreement were never set aside or voided by a final and non-appealable order or judgment entered by a court of competent jurisdiction as the result of fraud or fraud in the inducement, or upon an adjudication that the settlement effectuated by this Forbearance Agreement constitutes a fraudulent transfer. The provisions of this section constitute a material inducement for Lender to enter into and execute this Forbearance Agreement .

(h) In the event SI, SHI, or their Affiliates, subsequently become, either voluntarily or involuntarily, debtors under any chapter of the Bankruptcy Code and this Forbearance Agreement is determined to be an executory contract as of the petition date, by the Bankruptcy Court or upon the agreement of Lender, SI, SHI, and their Affiliates, then such debtor shall seek to assume this Forbearance Agreement pursuant to 11 U.S.C. § 365.

(i) Each party hereby represents and warrants to the other that this Forbearance Agreement, when executed and delivered, will be a valid and binding obligation, enforceable in accordance with its terms, (subject to bankruptcy or similar insolvency statutes, rules or regulations affecting the enforcement of creditors rights and remedies) and that any and all necessary authorizations, consents and approvals to the execution and performance hereof have been obtained.

8. Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing with respect to this Forbearance Agreement: (a) SHI shall fail to pay when due any principal under the Note (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any interest on the Note or any fee, expense or other payment required hereunder; (b) any representation or warranty made (or deemed made) by SI, SHI, SpringLake or the

Principals under this Forbearance Agreement , or any of the other Forbearance Documents executed by it, or in any certificate or statement furnished or made to the Lender pursuant hereto or in connection herewith shall prove to be untrue or inaccurate in any material respect at any time; (c) any default (other than those specifically otherwise set forth in this Section 8) shall occur in the performance of any of the other covenants, conditions or agreements contained herein or in any of the other Forbearance Documents, and such default continues uncured to the satisfaction of the Lender (in its sole and absolute discretion) for a period of ten (10) Business Days after the earlier of: (i) the breaching party’s knowledge of such event; or (ii) written notice thereof has been given by the Lender to the breaching party; (d) SHI, SI or their Affiliates (i) files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law; (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver of all or any substantial part of the property of such party; (iii) or all or a substantial part of the assets of such party are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is stayed, released or vacated within forty-five (45) days, or (iv) generally fails to pay, or admits in writing its refusal to pay debts as they become due; (e) the commencement of an involuntary petition in bankruptcy against SHI, SI or their Affiliates or the institution against any such party of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of any such party, which shall remain undismissed or undischarged for a period of sixty (60) days; (f) SHI, SI, their Affiliates, SpringLake or any Principal shall (x) default (after expiration of any applicable grace period) in any payment of any indebtedness (other than the indebtedness represented by the Loans) in the aggregate principal amount of $1,000,000.00 or more of such defaulting party or (y) default (after expiration of any applicable grace period) in the observance or performance of any agreement or covenant relating to any indebtedness (other than the indebtedness represented by the Loans) in the aggregate principal amount of $1,000,000.00 or more of such defaulting party, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause the holder or holders of such indebtedness (or a trustee agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such indebtedness to become due prior to its stated maturity, and such default continues uncured to the satisfaction of the Lender (in its sole and absolute discretion) for a period of ten (10) Business Days after written notice thereof has been given by the Lender to such party; or (g) any party (other than Lender) shall repudiate, or declare invalid or unenforceable its obligations under the documents to which it is a party.

9. Remedies Upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing by SI, SHI, the Affiliates, SpringLake and/or the Principals, Lender may exercise any and all rights or remedies available to it under the Forbearance Documents or under applicable law or equity, including without limitation: (1) accelerate the maturity of the Note and declare the prepayment amount thereof to be immediately due and payable together with any other unpaid principal, accrued interest, attorney fees and costs and other amounts due and owing thereunder; (2) foreclose the security interests encumbering the collateral granted to Lender in the Security Agreement securing the Note (the “Collateral”); (3) cause SHI to promptly discontinue use of any Collateral and to surrender same to Lender; (4) with or without court order, enter upon the premises where the Collateral is located and repossess and remove same, all without liability for damage to such premises or by reason of such entry or repossession, except for Lender’s gross negligence or willful misconduct; (6) dispose of any Collateral in a public or private transaction, or hold or use, operate or keep idle any Collateral, free and clear of any rights or interests of SI, SHI, SpringLake or Pledgors therein; (7) without notice to SI, SHI, SpringLake or Pledgors, apply or setoff against any Secured Obligations due and owing under the Note, all security deposits, advances, payments, fees, certificates of deposit, proceeds of letters of credit, securities or other additional collateral in Lender’s possession or otherwise credited by or due from Lender to SI or SHI; or (8) pursue all other remedies provided under the UCC or other applicable law. In the event SI, SHI, SpringLake and/or John Mark Ramsey either commence a voluntary insolvency proceeding, or are the subject of an involuntary insolvency proceeding that is not dismissed within 60 days after the filing of such petition, under the United States Bankruptcy Code, an assignment for the benefit of creditors, or similar state insolvency statute, and the Note and Forbearance Agreement are set aside or avoided as part of a fraudulent or preferential transfer, and Lender is subsequently compelled to disgorge some or all of the payments made hereunder, then the obligations of SI and SHI to Lender under the Loans shall be reinstated and shall become of full force and effect. Similarly, the Loans can both be fully reinstated if a court of competent jurisdiction determines by a final and non-appealable order or judgment that any of the parties to this Forbearance Agreement perpetrated a fraud or fraud in the inducement upon Lender in connection with the negotiation and execution of this Forbearance Agreement. If: (i) an Event of Default shall have occurred and be continuing by SI, SHI, or the Affiliates; (ii) a court of competent jurisdiction determines that a fraud or fraud in the inducement was perpetrated upon the Lender in connection with the negotiation and/or execution of the Note and this Forbearance Agreement; or (iii) the Note and Forbearance Agreement are set aside or voided as a fraudulent or preferential transfer by a court of competent jurisdiction, SpringLake and the Principals shall continue to perform their respective obligations under the Principals Hypothecation Agreement as if the Event of Default had not occurred, there had been no adjudication of fraud or fraud in the inducement by a court of competent jurisdiction, and/or the Note and Forbearance Agreement had not been set aside or voided.

(b) Any payments received by Lender after an Event of Default, including proceeds of any disposition of Collateral, shall be applied in the following order: (A) to all of Lender’s costs (including reasonable attorneys’ fees), charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Collateral or enforcing the provisions hereof; (B) to the satisfaction of all outstanding Secured Obligations; and (C) the balance if any, shall be disbursed to SHI unless otherwise required by law. Lender shall account to SHI for any surplus realized upon such sale or other disposition, and SHI shall remain liable for any deficiency with respect to the Secured Obligations.

10. No Further Amendments. The agreement of Lender to amend the SHI Loan Agreement and to enter into this Forbearance Agreement does not and shall not create any obligation of Lender to consider or agree to extend further credit to any of the parties hereto, or to consider or agree to any further amendments to the SHI Loan Agreement. In the event Lender subsequently agrees to consider any further amendment to the Loan Agreements or the Forbearance Documents, neither this First Amendment nor any other conduct of Lender shall be of any force or effect on its consideration or decision with respect to any such requested amendment, and Lender shall not have any obligation whatsoever to consider or agree to further amendments.

11. Notices. Any notice given under this Forbearance Agreement by any party shall be in writing and shall be effective: (a) upon receipt when delivered personally; (b) upon confirmation of receipt when sent by facsimile; (c) one business day after depositing in the mail if delivered by recognized overnight courier (charges prepaid); or (d) three business days after depositing in the mail if sent by first class mail, postage prepaid, addressed as set forth in Exhibit B to the Principals Hypothecation Agreement thereto, for the Lender or the Principals, or addressed as set forth in Exhibit C to the Security Agreement, for SHI or SI, as applicable. Any party may alter the address to which notices are sent upon notice thereof to the other party.

12. Severability. Wherever possible, each provision of this Forbearance Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any clause or provision of this Forbearance Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Forbearance Agreement shall not be affected thereby, to the extent that the intent and purpose of this Forbearance Agreement can nonetheless be fulfilled in all material respects. It is the intention of the parties hereto that if any such provision is held to be illegal, invalid or unenforceable, there shall be added, in lieu thereof, a provision as similar in terms to such provision as is possible which shall be legal, valid and enforceable.

13. Assignment; Successors and Assigns. No party may assign its rights or delegate its duties hereunder without the advance written consent of the other parties hereto, provided, however, that Lender may assign its rights under the Forbearance Documents to an affiliate, subsidiary or a liquidating trust in its discretion. This Forbearance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assignees, or transferees.

14. Entire Agreement and Amendment. This Forbearance Agreement and the other Forbearance Documents contain the entire agreement among the parties hereto with respect to the matters addressed herein and supersede all other prior written or verbal agreements concerning the subject matter hereof. This Forbearance Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the parties hereto.

15. Miscellaneous. Nothing contained in this Forbearance Agreement will be deemed to create a partnership or joint venture between or among all or any of Lender, SHI, SI, the Affiliates, SpringLake, or the Principals. This Forbearance Agreement may be executed in counterparts, each of which shall be deemed an original document, but all of which shall constitute a single document. SI, SHI, the Affiliates, SpringLake, the Principals, and Lender agree to take any further action as is necessary or desirable in the reasonable opinion of Lender to effectuate the provisions and spirit of this Forbearance Agreement. This Forbearance Agreement shall be interpreted under the laws of the State of Florida without regard to conflicts-of-law principles. Venue for any disputes arising under this Forbearance Agreement shall be in Orange County, Florida. This Forbearance Agreement is solely between the parties hereto and no person not a party to this Forbearance Agreement shall have any rights or privileges hereunder. All parties hereto have contributed equally in the preparation of this Forbearance Agreement, and therefore, this Forbearance Agreement shall not be construed more strongly against any party. Counsel for all parties have reviewed and advised their clients with respect to the terms and conditions of this Forbearance Agreement and the parties’ respective rights and remedies, or alternatively, all parties hereto have been provided with an adequate opportunity to have counsel review this Forbearance Agreement. All parties have thoroughly and carefully read this Forbearance Agreement and the releases contained herein, and have entered into this Forbearance Agreement freely and voluntarily, without duress or coercion of any kind, and as a well-reasoned exercise of their respective business judgments. All headings contained in this Forbearance Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Forbearance Agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO FORBEARANCE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Forbearance Agreement on the dates written below.

CORNERSTONE OPERATING PARTNERSHIP, L.P.

By:	/s/ Dan Johnson
Dan Johnson
Authorized Agent

SERVANT INVESTMENTS, LLC

By:	/s/ Martin E. Steinberger
Martin E. Steinberger, Co-CEO

By:	/s/ Robert W. Chapin
Robert W. Chapin, Co-CEO

SERVANT HEALTHCARE INVESTMENTS, LLC by SERVANT INVESTMENTS, LLC as its Manager

By:	/s/ Robert W. Chapin
Robert W. Chapin, Co-CEO

/s/ Robert W. Chapin
Robert W. Chapin, Individually

/s/ Martin Steinberger
Martin Steinberger, Individually

/s/ John Mark Ramsey
John Mark Ramsey, Individually

SPRINGLAKE HEALTHCARE CAPITAL, LLC.

By:	/s/ John Mark Ramsey
John Mark Ramsey, Manager

/s/ John Mark Ramsey
John Mark Ramsey, as Principal

/s/ Scott Larche
Scott Larche, as Principal

/s/ Kevin Thomas
Kevin Thomas, as Principal